UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Wilbur Street	11563
Lynbrook, NY
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516.593.7000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

Item 3.01. Notice of Failure to Satisfy a Continued Listing Rule or Standard

As previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2014, the Company announced that Dr. Max Link, a member of our Board of Directors (the “Board”), passed away unexpectedly on October 5, 2014. Following Dr. Link’s death only three of the six members of the Board met the independence requirements of the Marketplace Rules (the “NASDAQ Rules”) of the NASDAQ Stock Market (“NASDAQ”). As a result, a majority of the Board is not currently comprised of directors who meet the independence requirements as set forth in NASDAQ Rule 5605(b)(1), which requires that a NASDAQ-listed company’s board of directors consist of a majority of “independent directors” (as defined in NASDAQ Rule 5605(a)(2)).

On October 10, 2014, in accordance with the NASDAQ Rules, the Company contacted NASDAQ to notify NASDAQ of Dr. Link’s passing and the resulting NASDAQ non-compliance. On or around October 14, 2014, the Company and NASDAQ discussed that, due to Dr. Link’s passing, the Board does not currently meet the requirements of NASDAQ Rules 5605(b)(1) and 5605(c)(2), which require, respectively, the Company have a majority of “independent directors” and that the Audit Committee of the Board of the Company be comprised of at least three “independent directors.” The Company informed NASDAQ that the Board intended to address its non-compliance with NASDAQ Rule 5605(c)(2) by appointing George Gould, an “independent director,” to the Audit Committee on an interim basis.

On October 28, 2014, the Company received a notice from NASDAQ acknowledging the fact that the Company does not meet the requirements of NASDAQ Rule 5605(b)(1) and confirming that, in accordance with NASDAQ Rule 5605(b)(1)(A), NASDAQ will provide the Company a cure period in order to regain compliance as follows:

  until the earlier of the Company’s next annual shareholders’ meeting or October 5, 2015; or
  if the next annual shareholders’ meeting is held before April 6, 2015, then the Company must evidence compliance no later than April 6, 2015.

Prior to the end of the cure period, the Board intends to appoint an additional director who is considered to be an “independent director” in accordance with the criteria set forth in NASDAQ Rule 5605(a)(2).

Item 8.01. Other Events

On October 29, 2014, the Board appointed George Gould, an “independent director” (as defined in NASDAQ Rule 5605(a)(2)) to the Company’s Audit Committee on an interim basis pending the appointment of a new “independent director” to the Board. The appointment of Mr. Gould to the Audit Committee satisfies NASDAQ Rule 5605(c)(2)(A), which requires the Audit Committee to have at least three “independent directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2014

Biospecifics Technologies Corp.

By: /s/ Thomas L. Wegman
Name: Thomas L. Wegman
Title: President